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                                                                     EXHIBIT 4.3


                                  AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

     This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is dated as of January 31, 1997, by and among Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), and each owner of securities of the Company listed
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on the signature page hereto (the "Investors").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company and each of the Investors entered into that Registration Rights Agreement dated December 30, 1994 (the "Registration Rights
                                                            -------------------
Agreement"); and
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     WHEREAS, pursuant to the terms of that Preferred Stock Exchange Agreement of even date herewith between the Company, the Investors and Robert Fleming Nominees Ltd. (the "Exchange Amendment"), the Investors have agreed that upon
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the consummation of the transactions set forth in that Transaction Agreement of even date herewith between the Company and HFMI Acquisition Corporation, a Delaware corporation ("Newco"), to exchange each share of Series A Preferred Stock held by each Investor for one share of Series AA Preferred Stock, stated value $9 per share, of the Company (the "AA Preferred Stock"), and to amend the
                                         ------------------
terms of the Registration Rights Agreement as provided herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Registration Rights Agreement; provided, however, the definitions of "Preferred Stock" and "Purchase Agreement" shall be deleted in their entirety and replaced with the following:

          "'Preferred Stock' means the Company's Series AA Preferred Stock,
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stated value $9 per share, which Preferred Stock is convertible into Shares of
Class A Common Stock.

          "Purchase Agreement" means, as applicable, for purposes of the
           ------------------
Preferred Stock, the Preferred Stock Exchange Agreement dated January 31, 1997 between the Company and each of the persons listed on Schedule 1 thereto (the

"Investors") and for purpose of the Warrants, collectively the separate Share
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and Warrant Purchase Agreements, dated as of December 30, 1994 between the
Company and each of the Investors."

          2. Except as set forth herein, the terms of the Registration Rights Agreement shall remain in full for and effect.

                                    * * * *

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                 HARRY'S FARMERS MARKET, INC.


                                 By: /s/ Harry A. Blazer
                                     ----------------------------------
                                     Name:  Harry A. Blazer
                                     Title: President

                                 AXA EQUITY & LAW LIFE ASSURANCE
                                    SOCIETY


                                 By: /s/ Anthony R. Arnold
                                     ----------------------------------
                                    Anthony R. Arnold
                                    Associate Director
                                    AXA Equity & Law Investment
                                      Managers, Ltd.


                                 ORBIS PENSION TRUSTEES LTD.


                                 By: /s/ David J. Lewis
                                     ----------------------------------
                                     David J. Lewis
                                     Investment Manager


                                 ASHFORD CAPITAL PARTNERS, L.P.

                                 By: Ashcap Corp., General Partner


                                 By: /s/ Theodore H. Ashford
                                     ----------------------------------
                                     Theodore H. Ashford
                                     President

                                     /s/ Theodore H. Ashford
                                     ----------------------------------
                                     Theodore H. Ashford

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